SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

REMEDYTEMP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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REMEDYTEMP, INC.
101 Enterprise
Aliso Viejo, CA 92656

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON FEBRUARY 27, 2003

To the Shareholders of
REMEDYTEMP, INC.

The 2003 Annual Meeting of Shareholders (the “Meeting”) of RemedyTemp, Inc., a California corporation (the “Company”), will be held at the Company’s corporate headquarters located at 101 Enterprise, Aliso Viejo, California, on February 27, 2003, at 12 noon Pacific Standard Time for the following purposes:

1.        To elect a Board of Directors of nine (9) directors to serve until the next annual meeting of shareholders of the Company and until their successors are elected and qualified;

2.        To approve of an amendment to the Company’s Non-Employee Director Compensation and Deferral Plan (“Non-Employee Director Plan”) to provide for a 50,000 share increase of the aggregate number of shares of Class A Common Stock of the Company (“Common Stock”) so that the total number of shares of Common Stock that may be issued under the Non-Employee Director Plan may not exceed 75,000; and

3.        To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors of the Company has fixed the close of business on January 6, 2003 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting.

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. YOU ARE URGED TO SIGN, DATE AND OTHERWISE COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING AND WISH TO DO SO, YOU MAY VOTE YOUR SHARES IN PERSON EVEN IF YOU HAVE SIGNED AND RETURNED YOUR PROXY CARD.

By Order of the Board of Directors

/s/    COSMAS N. LYKOS
Cosmas N. Lykos
Vice President of Business Affairs,
General Counsel and Secretary

Aliso Viejo, California
January 22, 2003

REMEDYTEMP, INC.
101 Enterprise
Aliso Viejo, CA 92656

PROXY STATEMENT FOR THE
2003 ANNUAL MEETING OF SHAREHOLDERS
FEBRUARY 27, 2003

This Proxy Statement and related materials are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of RemedyTemp, Inc., a California corporation (the “Company”), for use at the Company’s 2003 Annual Meeting of Shareholders (the “Meeting”) to be held on February 27, 2003, at 12 noon Pacific Standard Time, and at any and all postponements and adjournments of the Meeting. The Meeting will be held at the Company’s corporate headquarters located at 101 Enterprise, Aliso Viejo, California 92656. This Proxy Statement and the accompanying form of proxy will be first mailed to shareholders on or about January 22, 2003.

The cost of preparing, assembling and mailing the Notice of Annual Meeting of Shareholders, this Proxy Statement and form of proxy and the cost of soliciting proxies will be paid by the Company. Proxies may be solicited in person or by telephone, telegraph or cable, and by personnel of the Company who will not receive any additional compensation for such solicitation. The Company will pay brokers or other persons holding stock in their names or the names of their nominees for the reasonable expenses of forwarding soliciting material to their principals.

VOTING

The Board has fixed the close of business on January 6, 2003 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. On that date, there were 8,228,195 shares of the Company’s Class A Common Stock (“Common Stock”) outstanding. Each share of Common Stock is entitled to one vote on any matter that may be presented for consideration and action by the shareholders at the Meeting. Holders of the Company’s Class B Common Stock are not entitled to any vote in the election of directors or on any other matters submitted to a shareholder vote except as to certain amendments to the Company’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”), certain mergers and as otherwise required by law.

The holders of a majority of the shares of Common Stock outstanding on the record date and entitled to be voted at the Meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Meeting and at any adjournments and postponements thereof. Abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business.

For the purposes of Proposal No. 1, Election of Directors, the nominees receiving the greatest number of votes at the Meeting will be elected. Because directors are elected by plurality, abstentions and broker non-votes will be entirely excluded from the vote and will have no legal effect on the election of directors. With respect to Proposal No. 2, approval of an amendment to the Non-Employee Director Plan, approval requires the affirmative vote of a majority of those shares present and voting, and thus, abstentions and broker non-votes will not be considered as having voted for purposes of determining the outcome of Proposal No. 2.

Each shareholder entitled to vote may vote by proxy by using the proxy card enclosed with this Proxy Statement. You can specify how you want your shares voted on each proposal by marking the appropriate boxes on the proxy card. The proposals are identified by number and identifying text on the proxy card. Each proxy submitted by a shareholder will, unless otherwise directed by the shareholder in the proxy, be voted according to the recommendation of the Board on that proposal, as set forth later in this Proxy Statement. If a shareholder has submitted a proxy appropriately directing how the shares represented thereby are to be voted, such shares will be voted according to the shareholder’s direction.

Any shareholder has the power to revoke his or her proxy at any time before it is voted at the Meeting by submitting a written notice of revocation to the Secretary or Assistant Secretary of the Company or by filing a duly executed proxy bearing a later date. A proxy will not be voted if the shareholder that executed it is present at the Meeting and elects to vote the shares represented thereby in person.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth the following information as of January 6, 2003: (i) the number of shares of the Company’s Class A Common Stock beneficially owned by those known by the Company to be beneficial owners of more than five percent (5%) of the outstanding shares of the Company’s Class A Common Stock; and (ii) the number of shares of the Company’s Class A and Class B Common Stock beneficially owned by each director and executive officer named in the Summary Compensation Table on page 10 of this Proxy Statement, and by all directors and executive officers of the Company as a group. On January 6, 2003, there were 8,228,195 shares of Class A Common Stock outstanding and 1,213,950 shares of Class B Common Stock outstanding. Unless otherwise stated, and except for voting powers held jointly with a person’s spouse and shares held in trust, the persons and entities named in the table below generally have sole voting and investment power with respect to all shares shown as beneficially owned by them. All information with respect to beneficial ownership is based on filings made by the respective beneficial owners with the Securities and Exchange Commission (the “Commission”) or information provided to the Company by such beneficial owners.

Beneficial Owner	Class A Common Stock: Amount and Nature of Beneficial Ownership (1)	Percent of Class (%)	Class B Common Stock: Amount and Nature of Beneficial Ownership (1)(2)	Percent of Class (%)
William D. Cvengros (3)(4)	39,729	*	—	—
James L. Doti (3)(4)	38,229	*	—	—
Robert A. Elliott (4)(5)	36,729	*	—	—
Mary George (4)(6)	15,249
Gunnar B. Gooding (7)	26,335	*	—	—
J. Michael Hagan (4)(8)	29,229	*	—	—
Monty A. Houdeshell (9)	45,000	*	—	—
Cosmas N. Lykos (7)	25,000	*	—	—
Robert E. McDonough, Sr. (4)(10) 101 Enterprise Aliso Viejo, CA 92656	2,033,200	24.7%	195,568	16.1%
Paul W. Mikos (4)(11) 101 Enterprise Aliso Viejo, CA 92656	123,872	1.5%	783,695	64.6%
Greg Palmer (4)(12)(13)	157,430	1.9%
John B. Zaepfel (3)(4)	36,729	*	—	—
Royce and Associates 1414 Avenue of the Americas Ninth Floor New York, NY 10019	969,400	11.8%	—	—
Fidelity Management & Research Company One Federal Street Boston, MA 02110-2003	902,800	11.0%	—	—
Putnam Investment Management, Inc. One Post Office Square Boston, MA 02110	688,030	8.4%	—	—
Wasatch Advisors, Inc. 150 Social Hall Avenue Salt Lake City, UT 84111	619,152	7.5%	—	—
Wellington Management Co. LLP 75 State Street 19th Floor Boston, MA 02109-1809	448,298	5.4%	—	—
All directors and executive officers as a group (13 persons)	2,631,731	32.0%	979,263	80.7%

*	Less than one percent (1%)
(1)
The information contained in this table reflects “beneficial ownership” as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Shares not outstanding that are subject to vested options, or options that vest and become exercisable by the holder thereof within sixty (60) days of January 6, 2003 are deemed outstanding for the purposes of calculating the number and percentage owned by such shareholder, but are not deemed outstanding for the purpose of calculating the percentage owned by any other person. Unless otherwise noted, all shares listed as beneficially owned by a shareholder are actually outstanding.

(2)
Holders of Class B Common Stock are not entitled to any vote on matters submitted to a shareholder vote except as to certain amendments to the Articles of Incorporation, certain mergers and as otherwise required by law. The Class B Common Stock automatically converts into Class A Common Stock on a share-for-share basis upon the earliest to occur of (i) a transfer to a non-affiliate of the holder thereof in a public offering pursuant to an effective registration statement or Rule 144 promulgated under the Securities Act of 1933, as amended, (ii) the death or legal incapacity of Robert E. McDonough, Sr. or (iii) the tenth anniversary of the closing of the Company’s initial public offering.

(3)
Includes 30,000 shares of Class A Common Stock that are issuable upon exercise of vested non-employee director stock options and 2,500 shares of Class A Common Stock that are issuable upon exercise of non-employee director stock options that vest on the date of the Meeting if the director remains a director until then.

(4)	Includes shares held by certain trusts established for the benefit of the shareholder and/or the shareholder’s family.
(5)
Includes 25,000 shares of Class A Common Stock that are issuable upon exercise of vested non-employee director stock options and 2,500 shares of Class A Common Stock that are issuable upon exercise of non-employee director stock options that vest on the date of the Meeting if the director remains a director until then.

(6)
Includes 10,000 shares of Class A Common Stock that are issuable upon exercise of vested non-employee director stock options and 2,500 shares of Class A Common Stock that are issuable upon exercise of non-employee director stock options that vest on the date of the Meeting if the director remains a director until then.

(7)	Includes 25,000 shares of restricted Class A Common Stock that vest five years from the grant date of December 18, 2001 or earlier, if certain pre-established performance goals have been met.
(8)
Includes 20,000 shares of Class A Common Stock that are issuable upon exercise of vested non-employee director stock options and 2,500 shares of Class A Common Stock that are issuable upon exercise of non-employee director stock options that vest on the date of the Meeting if the director remains a director until then.

(9)	Includes 45,000 shares of restricted Class A Common Stock that vest five years from the grant date of December 16, 2002 or earlier, if certain pre-established performance goals have been met.
(10)	Includes 30,000 shares of Class A Common Stock that are issuable upon exercise of vested stock options.
(11)	Includes 123,872 shares of Class A Common Stock that are issuable upon exercise of vested stock options.
(12)	Includes shares held in community property.
(13)	Includes 150,000 shares of restricted Class A Common Stock that vest on December 18, 2006 or earlier, if certain pre-established performance goals have been met.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees for Election

In general, the Company’s directors are elected at each annual meeting of shareholders. Currently, the number of directors of the Company is nine (9). Accordingly, at the Meeting, the Company’s shareholders are being asked to elect nine (9) directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified. The nominees receiving the greatest number of votes at the Meeting up to the number of authorized directors will be elected.

The nine (9) nominees for election as directors at the Meeting as set forth in the following table are all incumbent directors. Each of the nominees was re-elected at the Company’s 2002 Annual Meeting of Shareholders. Each of the nominees has consented to serve as a director if elected. Except to the extent that authority to vote for any directors is withheld in a proxy, shares represented by proxies will be voted FOR such nominees. In the event that any of the nominees for director should, before the Meeting, become unable to serve if elected, shares represented by proxies will be voted for such substitute nominees as may be recommended by the Company’s existing Board, unless other directions are given in the proxies. To the best of the Company’s knowledge, all the nominees will be available to serve.

The following biographical information is furnished with respect to the nine (9) nominees for election at the Meeting as of January 20, 2003:

Nominee	Age	Principal Occupation	Director Since
William D. Cvengros	54	Vice Chairman of PacketVideo Corporation	1996
James L. Doti	56	President of Chapman University	1996
Robert A. Elliott	63	Chairman of Elliott Investment Company	1997
Mary George	52	Chairman of Bell Sports, Inc.	1999
J. Michael Hagan	63	Advisor to and former President and Chief Executive Officer of Furon Company	1998
Robert E. McDonough, Sr.	80	Vice Chairman of the Board of the Company	1978
Paul W. Mikos	58	Chairman of the Board of the Company	1993
Greg D. Palmer	46	President and Chief Executive Officer of the Company	2001
John B. Zaepfel	66	Chief Executive Officer of the Zaepfel Group	1995

William D. Cvengros has served as a director of the Company since August 1996. Since July 2002, Mr. Cvengros has been a venture partner of the Edgewater Funds. Since March 2001, Mr. Cvengros has served as Vice Chairman of PacketVideo Corporation, a privately-held company providing wireless multi-media software and services for mobile applications. From April 1999 to March 2001, Mr. Cvengros served as Chairman of PacketVideo Corporation. From November 1994 until April 2000, Mr. Cvengros served as the Chief Executive Officer, President and a director of PIMCO Advisors Holdings L.P., a publicly traded investment management firm (PIMCO Advisors). From February 1986 until November 1994, Mr. Cvengros served as Chairman of the Board of Pacific Investment Management Company (PIMCO). From January 1990 until November 1994, Mr. Cvengros was Vice Chairman of the Board of Directors and Chief Investment Officer of Pacific Life Insurance Company, formerly Pacific Mutual Life Insurance Company.

James L. Doti, Ph.D. has served as a director of the Company since July 1996. Since July 1991, Dr. Doti has served as the President of Chapman University. Dr. Doti has been a member of the Chapman University faculty since 1974 and also holds the Donald Bren Chair in Business and Economics. He is a member of the Board of Directors of Fleetwood Enterprises, Standard Pacific Corporation and First American Financial Corporation.

Robert A. Elliott has served as a director of the Company since December 1997. Since 1988, Mr. Elliott has served as President and Chairman of Elliott Investment Company. Prior to founding Elliott Investment Company, Mr. Elliott served as the Chairman and Chief Executive Officer of VLI Corporation (“VLI”), a publicly traded company specializing in the manufacturing and marketing of personal care products from 1984 until 1987. Prior to joining VLI, Mr. Elliott was a Vice President of Howmedica, Inc., a subsidiary of Pfizer, Inc. Mr. Elliott is a member of the Board of Trustees of Chapman University and also serves as a director of Polymer Technology Group.

Mary George has served as a director of the Company since November 1999. Since October 1994, Ms. George has served as an officer of Bell Sports, Inc., including as its Chief Executive Officer from July 1998 until August 2000 and has served as its Co-Chairman since August 2000. Additionally, Ms. George has served as a director of Bell Sports, Inc. since August 1998.

J. Michael Hagan has served as a director of the Company since March 1998. Since January 2000, Mr. Hagan has been a self-employed business advisor. From June 1991 until November 1999, Mr. Hagan served as Chairman of the Board of Directors and Chief Executive Officer of Furon Company, having previously served as President of Furon Company from 1980 to 1991. Since November 1999, Mr. Hagan has served as director of Saint Gobain Corporation who acquired Furon in November 1999. Mr. Hagan is also a director of Fleetwood Enterprises, Freedom Communications, Inc. and Ameron, Inc. Since March 2000, Mr. Hagan has served as a trustee for each of the following PIMCO Funds: Pacific Investment Management Series; PIMCO Commercial Mortgage Securities Trust, Inc.; and PIMCO Variable Insurance Trust.

Robert E. McDonough, Sr. has served as Vice Chairman of the Board of the Company since January 2001. He served as Chairman of the Board of the Company from August 1978 until January 2001. Mr. McDonough founded the Company in 1965 and has been involved in the management, long-term operation and strategic planning of the Company since that time. For 29 years, until May 1994, he served as the Company’s Chief Executive Officer. Mr. McDonough is the father-in-law of Paul W. Mikos.

Paul W. Mikos has served in various positions in the Company since 1977, including as President from 1985 until January 2001. Mr. Mikos has served as Chairman of the Board of the Company since January 2001. He served as Chief Executive Officer of the Company from January 1996 until January 2001 and has been a director of the Company since May 1993. From May 1994 until January 1996, he served as co-Chief Executive Officer of the Company. Prior to joining the Company, Mr. Mikos worked for ARA as a Regional Sales Director from August 1976 until October 1977. From July 1968 until August 1976, Mr. Mikos worked for IBM in sales management. Mr. Mikos is the son-in-law of Robert E. McDonough, Sr.

Greg Palmer has served as the Company’s President and Chief Executive Officer since January 2001. He has served as a director of the Company since April 2001. Mr. Palmer served as the Company’s Executive Vice President and Chief Operations Officer from January 1998 to January 2001. From 1985 to December 1997, Mr. Palmer served in senior level management positions in the southeast and northeast divisions and as Senior Vice President in charge of managing operations in the western United States for Olsten Corporation, formerly a provider of staffing and health care services.

John B. Zaepfel has been a director of the Company since June 1995. From 1974 until 1985, Mr. Zaepfel was President and Chief Executive Officer of Chartpak-Picket Industries, Inc., a wholly-owned subsidiary of The Times Mirror Company. In 1985, Mr. Zaepfel founded CPG International, Inc., a graphics art and engineering firm, and served as its President and Chief Executive Officer from 1985 until its sale in 1989. Since 1989, Mr. Zaepfel has been Chief Executive Officer of the Zaepfel Group, a private investment and consulting firm. Since July 1999 Mr. Zaepfel has served as a director of the Troy Group, Inc.

Elimination of Cumulative Voting

The Company’s Amended and Restated Bylaws (the “Bylaws”) provide that when the Company becomes a “listed corporation” within the meaning of the California Corporations Code (i.e., has at least 800 holders of its equity securities as of the record date of the Company’s most recent annual meeting of shareholders), cumulative voting rights will be eliminated. The Company had more than 800 shareholders on February 19, 1997. Consequently, cumulative voting rights were eliminated on February 19, 1997.

Board Committees and Meetings

During the Company’s last fiscal year ended September 29, 2002 (“Fiscal 2002”), the Board had the following four ongoing committees: the Audit Committee; the Leadership Development and Compensation Committee; the Executive Committee; and the Corporate Governance and Nominating Committee.

Audit Committee.    The Audit Committee of the Board currently consists of Messrs. Cvengros, Elliott and Zaepfel (Chair). The Audit Committee meets with the Company’s independent accountants, makes recommendations to the Board concerning the acceptance of the reports of such accountants and the accounting policies and procedures of the Company, and reviews financial plans and operating results of the Company. The Board has adopted a written charter for the Audit Committee. The Audit Committee charter is included as Appendix A to this Proxy Statement. The members of the Audit Committee are independent directors as defined under the National Association of Securities Dealers’ listing standards.

Compensation Committee.    The Leadership Development and Compensation Committee (the “Compensation Committee”) of the Board currently consists of Dr. Doti, Ms. George (Chair) and Mr. Hagan. The Compensation Committee sets the performance goals, annual salary and incentive compensation of the Company’s executive officers. Additionally, the Compensation Committee administers the Company’s 1996 Amended and Restated Stock Incentive Plan and 1996 Employee Stock Purchase Plan.

Executive Committee.    The Executive Committee of the Board currently consists of Messrs. Cvengros, Elliott and Hagan (Chair). The Executive Committee acts on behalf of the Board to mentor and review the performance of the Company’s Chief Executive Officer. The Executive Committee also meets with the Company’s Chief Executive Officer to provide certain strategic, shareholder and organizational planning recommendations.

Corporate Governance and Nominating Committee.    The Corporate Governance and Nominating Committee of the Board (the “Nominating Committee”) currently consists of Mr. Cvengros, Dr. Doti and Mr. Elliott (Chair). The Nominating Committee identifies, interviews and recommends to the Board potential new Board members and makes recommendations to the Board regarding corporate governance issues. The Nominating Committee will consider nominees recommended by shareholders. A shareholder desiring to make such a recommendation should submit the name, address, telephone number, and qualifications of the proposed nominee in writing to the Company’s Secretary and must comply with the procedures set forth in Section 2.01(c) of the Company’s Bylaws. The Board then acts as a committee of the whole with respect to nominations for membership to the Board.

During Fiscal 2002, there were four (4) meetings of the Board, six (6) meetings of the Audit Committee, six (6) meetings of the Compensation Committee, one (1) meeting of the Nominating Committee, and six (6) meetings of the Executive Committee. While a director, all of the Board members attended or participated in more than 75% of the aggregate of (i) the total number of meetings of the meetings of the Board, and (ii) the total number of meetings held by all Committees of the Board on which each such director served.

Directors’ Compensation

Directors who are also employees or officers of the Company receive no extra compensation for their service on the Board. Pursuant to the Non-Employee Director Plan, effective March 16, 1998, non-employee directors receive an annual retainer in the form of shares of Common Stock valued at $20,000 on the date of their election or re-election to the Board. Shares that are issued under the Non-Employee Director Plan are held in trust, on a deferred basis (subject to an exception for financial hardship) until a director is no longer a director of the Company. Such shares are issued in trust no later than ten (10) business days after the next annual meeting of shareholders following election or re-election, provided that the director has remained a director during such time. Participation in the Non-Employee Director Plan is mandatory. Additionally, the following cash fees are paid by the Company to each non-employee director per meeting attended: $2,000 per Board meeting; $1,500 per Executive Meeting, with the Chair receiving $2,000; and $750 for each meeting of all other committees of the Board, with the Chair receiving $1,000. Non-employee directors also receive reimbursement for out-of-pocket expenses relating to Company business.

Pursuant to the Company’s 1996 Amended and Restated Stock Incentive Plan (the “Incentive Plan”), each non-employee director of the Company automatically receives, upon becoming a director, a one-time grant of an option to purchase up to 5,000 shares of Common stock at an exercise price equal to the fair market value of the Common Stock on the date of the option’s grant. These non-employee director options have a term of ten (10) years and become exercisable with respect to fifty percent (50%) of the underlying shares on the grant date and with respect to an additional fifty percent (50%) of the underlying shares on the date of the next annual meeting of shareholders of the Company following the grant date (or, if an annual meeting of shareholders occurs within six months after the grant date, then on the date of the second annual shareholders’ meeting after the grant date), provided that the recipient has remained a director since the grant date. In addition to an initial grant, each non-employee director also will receive, upon each re-election to the Board, an automatic grant of an option to purchase up to 2,500 additional shares of Common Stock. These additional options will vest and become exercisable upon the earlier to occur of (i) the first anniversary of the grant date, or (ii) immediately prior to the annual meeting of shareholders of the Company next following the grant date, if the director has served as a director from the grant date to such earlier date. All non-employee director options will have a term of ten (10) years and an exercise price equal to the fair market value of a share of Common Stock on the date of grant. Vesting of non-employee director options accelerates if the recipient of the option ceases to be a director of the Company or its successor in connection with a change in control.

Grants of non-employee directors’ options under the Incentive Plan count against its current limit of 1,800,000 shares of Common Stock. Shares underlying non-employee directors’ options that expire or are terminated or canceled will become available for further awards under the Incentive Plan. In the event that a recipient of non-employee directors’ options ceases to be a director of the Company, all such options granted to the director will be exercisable, to the extent they were exercisable at the date directorship ceased, for a period of 365 days or, if earlier, the expiration of the option according to its terms. Vesting accelerates upon certain transactions including dissolution, merger and change in control. The Incentive Plan provides that the exercise price may be paid by Company loan or withholding of underlying stock, or deferred until completion of broker-assisted exercise and sale transactions.

Pursuant to the amended terms of the Incentive Plan, each non-employee director was awarded a non-employee directors’ option to purchase 2,500 shares of Common Stock on February 28, 2002 upon the directors’ re-election to the Board at the 2002 Annual Meeting.

Recommendation of the Board

The Board recommends that the shareholders vote “FOR” the nine (9) nominees listed above. Proxies received will be so voted unless shareholders specify otherwise in the proxy.

PROPOSAL NO. 2

Approval of Amendment to the Non-Employee Director Plan

The Company seeks shareholder approval of an amendment to the Non-Employee Director Plan to authorize issuance of an additional 50,000 shares of Common Stock under the Non-Employee Director Plan (the “Amendment”). The Non-Employee Director Plan was adopted by the Board in March 1998, and 25,000 shares of Common Stock were initially authorized to be issued under the plan. The Amendment would increase the maximum aggregate number of shares of Common Stock for issuance over the term of the Non-Employee Director Plan to 75,000 shares.

The Non-Employee Director Plan enables the Company to provide an annual retainer in the form of shares of Common Stock to the non-employee directors of the Company. The purposes of the Non-Employee Director Plan are to advance the interests of the Company and its shareholders by increasing ownership of Common Stock by the Company’s non-employee directors, thereby aligning their interests more closely with the interests of the Company’s other shareholders and to enhance the ability of the Company to attract and retain members of the Board of the highest caliber. The Board believes that the Amendment is necessary and appropriate, at this time, in order for the Company to have sufficient reserves of shares of Common Stock to continue its issuance of such shares as a retainer to its current and future non-employee directors under the Non-Employee Director Plan.

The following is a brief summary of the principal features of the Non-Employee Director Plan. The summary is qualified and subject to the full text of the Non-Employee Director Plan (as proposed to be amended) attached hereto as Appendix B.

Summary of Non-Employee Director Plan

The Non-Employee Director Plan is administered by the full Board. The Board may suspend or terminate the Non-Employee Director Plan or any portion thereof at any time, and may amend the plan from time-to-time in any respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendment shall be effective without approval of the shareholders of the Company if shareholder approval of the amendment is then required pursuant to the applicable rules of any securities exchange, or, in the opinion of the Company’s counsel, any other law or regulation binding on the Company. Directors of the Company who are not employees or officers of the Company or any subsidiary of the Company are required to participate in the Non-Employee Director Plan.

Pursuant to the Non-Employee Director Plan, non-employee directors receive an annual retainer in the form of shares of Common Stock valued at $20,000 on the date of their election or re-election to the Board. The shares issued under the Non-Employee Director Plan are held in trust, on a deferred basis (subject to an exception for financial hardship) until a director is no longer a director of the Company. Such shares are issued no later than ten (10) business days after the next annual meeting of shareholders following election or re-election, provided that the director has remained a director during such time.

The number of shares of Common Stock issuable to a non-employee director, in the first year of service, is determined by dividing the amount of the retainer fee (pro-rated as applicable in the first year if less than a full year is served) by the “fair market value” of the Common Stock on the date that such person becomes a director. After the first year, the number of shares of Common Stock issuable to a non-employee director is determined by dividing the amount of the retainer fee by the fair market value of the Common Stock on the date such director is elected, re-elected or appointed.

For purposes of the Non-Employee Director Plan, the “fair market value” of the Common Stock as of any issuance or deferral date shall be the mean between the highest and lowest sales price of the Common Stock on the NASDAQ National Market System as of such date (or, if no such shares were traded on such date, as of the next preceding day on which there was such a trade, provided that the closing price on such preceding date is not less than 100% of the fair market value of the Stock, as determined in good faith by the Company, on the date of issuance).

The Non-Employee Director Plan, unless terminated sooner or extended by action of the Board, will terminate on December 31, 2008.

Interests of Certain Persons in Matter to be Acted Upon

Each of the six non-employee directors of the Company qualifies to participate in the Non-Employee Director Plan and thus will receive, as an annual retainer, shares of Common Stock under the Non-Employee Director Plan. If Proposal No. 2 is approved, additional shares of Common Stock will be available for future issuances to the Company’s non-employee directors under the Non-Employee Director Plan. If Proposal No. 2 is not approved, each non-employee director will receive an annual retainer equal to $20,000.

Recommendation of the Board

The Board recommends that shareholders vote “FOR” Proposal No. 2 to approve the Amendment to the Non-Employee Director Plan.

EQUITY COMPENSATION PLAN INFORMATION

Securities Available for Issuance Under Our Equity Compensation Plans

The following table provides information with respect to the Company’s equity compensation plans as of September 29, 2002 which plans were as follows: the Company’s 1996 Amended and Restated Stock Incentive Plan and the Non-Employee Director Plan. The table does not include the additional 50,000 shares of the Common Stock that will be available for issuance under the Non-Employee Director Plan if Proposal No. 2 is approved by the shareholders.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	671,151	$16.53	656,894	(1)
Equity compensation plans not approved by security holder	—	—	1,106	(2)
Total	671,151	$16.53	658,000

(1)
Includes 160,510 shares of Common Stock that may be issued under the Company’s 1996 Employee Stock Purchase Plan and 496,384 shares of Common Stock that may be issued under the Company’s 1996 Amended and Restated Stock Incentive Plan.

(2)	Pertains to shares of Common Stock that may be issued under the Non-Employee Director Plan discussed below.

Non-Employee Director Plan

Pursuant to the Non-Employee Director Plan, each non-employee director receives an annual retainer in the form of shares of Common Stock valued at $20,000 on the date of their election or re-election to the Board. The shares issued under the Non-Employee Director Plan are held in trust, on a deferred basis (subject to an exception for financial hardship) until a director is no longer a director of the Company. Such shares are issued no later than ten (10) business days after the next annual meeting of shareholders following election or re-election, provided that the director has remained a director during such time. Participation in the Non-Employee Director Plan is mandatory. The maximum aggregate number of shares that have been authorized for issuance under the Non-Employee Director Plan is 25,000 shares, subject to adjustment upon recapitalization, stock dividends, stock splits and similar changes in the Company’s capitalization as provided in the plan. As of September 29, 2002, 1,106 shares of Common Stock were available for issuance under the Non-Employee Director Plan. A more detailed summary of the Non-Employee Director Plan is available under Proposal No. 2 of this Proxy Statement, and the full text of the Non-Employee Director Plan is attached hereto as Appenxix B.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following table sets forth the compensation earned for the last three (3) fiscal years by (i) each person who served as the Company’s Chief Executive Officer (“CEO”) during the fiscal year ended September 29, 2002, and (ii) the Company’s four (4) most highly compensated executive officers other than the CEO who were serving as executive officers at the end of the fiscal year ended September 29, 2002 (the “Named Executive Officers”).

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Award(s) ($)	Securities Underlying Options (#)	All Other Compensation ($)
Greg Palmer (1) President and Chief Executive Officer	2002 2001 2000	478,203 383,436 341,645	288,000 160,000 106,599	2,068,750 — —	— 50,000 50,000	* 64,927 *

Robert E. McDonough, Sr. (2) Vice Chairman of the Board of Directors	2002 2001 2000	275,481 410,000 409,948	— 160,000 160,000	— — —	— — 10,000	129,391 79,517 84,221

Alan M. Purdy (3) Senior Vice President, Chief Financial Officer	2002 2001 2000	244,756 235,346 226,397	122,780 89,918 91,267	485,625 — —	61,100 5,000 10,000	135,169 37,903 69,238

Gunnar B. Gooding (4) Vice President, Human Resources and Legal Affairs	2002 2001 2000	210,150 179,520 175,520	84,000 46,614 10,890	346,875 — —	— 15,000 —	* * *

Cosmas N. Lykos (4) Vice President of Business Affairs, General Counsel and Secretary	2002 2001 2000	210,150 163,847 145,064	84,000 51,000 42,000	346,875 — —	— 5,000 4,000	* * *

*	Less than 10% of salary plus bonus.
(1)	2002 Long-Term Compensation Awards include 150,000 shares of restricted Class A Common Stock that vest on December 18, 2006, or earlier, if certain pre-established performance goals have been met.
(2)	2002 Other Compensation includes $114,601 in life insurance premiums paid by the Company and $11,420 for the use of a Company-owned vehicle and $3,370 of miscellaneous expense reimbursements.
(3)
2002 Long-Term Compensation Awards include 35,000 shares of restricted Class A Common Stock that vest five years from the grant date of December 18, 2001, or earlier, if certain pre-established performance goals have been met and 61,100 options granted on June 18, 2002, in accordance with the provisions of the Retirement Agreement and General Release with Alan M. Purdy (the “Retirement Agreement”). 2002 Other Compensation includes (1) $99,638 in estimated costs for the related benefits outlined in the Retirement Agreement, including a one-time retirement bonus of $41,744, (2) $18,320 in life insurance premiums paid by the Company, (3) a $14,400 automobile allowance; and (4) $2,811 of miscellaneous business expense reimbursements.

(4)
2002 Long-Term Compensation Awards include 25,000 shares of restricted Class A Common Stock that vest five years from the grant date of December 18, 2001, or earlier, if certain pre-established performance goals have been met.

Option Grants in Last Fiscal Year

The following table sets forth information regarding stock options granted to the Named Executive Officers during the fiscal year ended September 29, 2002:

Individual Grants
Name	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to Employees in Fiscal Year	Exercise Of Base Price ($/share) (2)	Expiration Date (3)	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)(4)
					5%($)	10%($)
Greg Palmer	—	—	—	—	—	—
Robert E. McDonough, Sr.	—	—	—	—	—	—
Alan M. Purdy	61,100	39.3%	$15.85	06/18/2012	608,862	1,543,081
Gunnar B. Gooding	—	—	—	—	—	—
Cosmas N. Lykos	—	—	—	—	—	—

(1)
The options set forth in the above table were granted under the Incentive Plan. In accordance with the Retirement Agreement, the options granted to Mr. Purdy were immediately vested and exercisable for ten (10) years from the grant date of June 18, 2002. The Incentive Plan is administered by the Compensation Committee, which has broad discretion and authority to construe and interpret the Incentive Plan and to modify outstanding options.

(2)
The exercise price and tax withholding obligations related to the exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions. The Incentive Plan permits the Compensation Committee to amend outstanding options; provided, however, prior approval of the Company’s shareholders is required to lower the exercise price of outstanding options.

(3)	The options were granted for a term of ten (10) years from the grant date.
(4)
The potential realizable values listed are based on an assumption that the market price of the Common Stock appreciates at the stated rate, compounded annually, from the date of grant to the expiration date. The five percent (5%) and ten percent (10%) assumed rates of appreciation are determined by the rules of the Commission and do not represent the Company’s estimate of the future market value of the Common Stock. Actual gains, if any, are dependent on the future market price of the Common Stock.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth the number of shares acquired on exercise of stock options and the aggregate gains realized on exercise during the fiscal year ended September 29, 2002 by the Named Executive Officers. The table also sets forth the number of shares covered by exercisable and unexercisable options held by such executives on September 29, 2002 and the aggregate gains that would have been realized had these options been exercised on September 29, 2002, even though these options were not exercised, and the unexercisable options could not have been exercised, on that date.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-the-Money Options At Fiscal Year End ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Greg Palmer	—	—	—	—	—	—
Robert E. McDonough, Sr.	—	—	50,000	5,000	—	—
Alan M. Purdy	—	—	61,100	—	—	—
Gunnar B. Gooding	—	—	—	—	—	—
Cosmas N. Lykos	—	—	—	—	—	—

(1)
These amounts represent the difference between the exercise price of the in-the-money options and the market price of the Company’s Common Stock on September 27, 2002 (the last trading day of Fiscal 2002). The closing price of the Company’s Common Stock on that day on the Nasdaq National Market was $12.50. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

Employment Contracts

The Company has an Amended and Restated Employment Agreement with Greg Palmer that expires on October 1, 2006, pursuant to which the Company employs Mr. Palmer as its President and CEO. The agreement provides for a base salary of not less than $480,000 per year and an annual performance bonus of up to 60% of Mr. Palmer’s base salary based upon satisfaction of annual performance goals set by the Compensation Committee. Under the agreement, Mr. Palmer received from the Company a grant of 150,000 shares of restricted stock of the Company pursuant to the terms set by the Compensation Committee of the Board and the terms of the Company’s Incentive Plan. Pursuant to the agreement, if the Company terminates Mr. Palmer’s employment as CEO without cause, he shall be entitled to receive from the Company a lump-sum severance payment of 1.6 times the sum of his annual base salary and maximum annual bonus potential then in effect. Additionally, all granted options will vest automatically and will remain exercisable for the balance of their term. If the Company terminates Mr. Palmer’s employment “for cause” (as defined in the agreement), then all of the unexercised options, whether or not vested, shall expire and become unexercisable as of the date of such for cause termination. In the event that there are certain changes in control of the Company and Mr. Palmer is terminated by the Company for any reason except for cause, he shall receive a severance payment equal to 2.9 times the sum of his annual base salary and maximum annual bonus potential then in effect (subject to certain tax limitations), and all options granted shall become fully vested and exercisable for the balance of their term.

The Company has an employment agreement with Robert E. McDonough, Sr. that expires on December 4, 2004, pursuant to which the Company employs Mr. McDonough as Vice Chairman of the Board. As amended on January 18, 2001, the agreement provides for a base salary set annually by the Compensation Committee until December 3, 2001; provided, however that Mr. McDonough’s annual base salary shall not be less than $390,000 and annual performance bonus in an amount to be determined by the Compensation Committee based upon satisfaction of certain performance goals set annually by the Compensation Committee. The amount of Mr. McDonough’s annual performance bonus shall be no less than $160,000 and no more than 100% of Mr. McDonough’s base salary until December 3, 2001. Notwithstanding the aforementioned, effective December 4, 2001, the agreement provides that Mr. McDonough shall receive total annual compensation of $250,000 until December 3, 2002, $200,000 until December 3, 2003 and $150,000 until December 3,

2004. Additionally, pursuant to the terms of the agreement, the Company shall pay McDonough’s annual life insurance premiums not to exceed $75,000, and Mr. McDonough is entitled to annual demand registration rights and certain “piggyback” registration rights in future registrations by the Company of its securities.

The Company has a Severance Agreement and General Release (the “Severance Agreement”) with Paul W. Mikos, the Company’s Chairman of the Board and former Chief Executive Officer and President. Pursuant to the Severance Agreement, the Company shall provide the following severance benefits to Mr. Mikos: (i) bi-weekly severance payments that total $1,800,000 over a two-year period commencing July 17, 2001 (the “Severance Date”); (ii) payment of health benefits and life and disability insurance premiums in effect on the Severance Date, for a period of three (3) years and seventeen (17) days commencing on the Severance Date; (iii) ownership of a 2000 Mercedes and 1996 Range Rover and certain artwork; (iv) a lump sum of $30,000 for perquisites; and (v) vesting of all granted options, which shall remain exercisable for the balance of their term. Under the terms of the Severance Agreement, Mr. Mikos releases the Company from any claims, known or unknown.

The Company has a Retirement Agreement and General Release with Alan M. Purdy, the Company’s Senior Vice President, Chief Financial Officer and Assistant Secretary, providing that Mr. Purdy retires from his positions effective January 1, 2003. Under the terms of the Retirement Agreement, the Company shall provide to Mr. Purdy the following benefits: a one-time retirement bonus of $41,744, payment of a life insurance premium in January 2003, health insurance until age 65, transfer ownership of certain computer equipment, and the grant of an option to purchase 61,100 shares of Common Stock immediately vested and exercisable for ten (10) years from the grant date of June 18, 2002. Under the terms of the Retirement Agreement, Mr. Purdy released the Company from any claims, known or unknown, except for certain benefits that are vested.

The Company has change in control agreements with Monty A. Houdeshell, Gunnar B. Gooding and Cosmas N. Lykos. In general, the terms of such agreements provide for a severance payment of one (1) year’s base salary and bonus if employment with the Company is terminated within one (1) year of certain changes in ownership and control of the Company.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee consists of three (3) non-employee directors and is responsible for setting and administering the policies governing annual compensation and performance goals of the executive officers of the Company.

Compensation Policies and Philosophy

The Compensation Committee believes that the compensation for the executive officers of the Company should be designed to attract, motivate and retain talented executives responsible for the success of the Company. The Compensation Committee determines the executive officers’ compensation levels after examining competitive market levels of similarly situated temporary staffing companies and based upon the achievement of pre-established objectives, individual contribution to the Company and the financial performance of the Company. The Compensation Committee strives to set a fair and competitive base salary for each of its executive officers coupled with an incentive cash bonus tied to annual performance-based individual and Company goals. Additionally, the Company strives to link its executive officers’ compensation with the financial performance of the Company and align the financial interests of the executive officers with those of the Company’s shareholders by providing equity-based long-term incentives in the form of restricted stock or stock option grants.

Compensation Components and Process

BASE SALARY.    The base salary for each executive officer is determined at levels considered appropriate for comparable positions at other similarly situated temporary staffing companies.

PERFORMANCE BASED COMPENSATION.    The Compensation Committee believes that a substantial portion of the annual compensation of each executive officer should be in the form of a cash bonus based on the satisfaction of certain pre-established goals, including the financial performance of the Company. The pre-established goals are a product of the Company’s Management By Objective Program (“MBO”) in which the Compensation Committee establishes each executive officer’s goals after receiving input from each executive officer.

RESTRICTED STOCK AND STOCK OPTIONS.    The goal of the Company’s restricted stock and stock option grants is to align the interests of executive officers with the interests of the Company’s shareholders and to provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. In years past, the Compensation Committee primarily used stock options to achieve this goal. During Fiscal 2002, the Compensation Committee engaged an independent firm that specializes in compensation issues to consult on the most appropriate way for the Company to compensate its executive officers and align their interests with that of the Company’s shareholders. Accordingly, based in part on recommendations from compensation specialists and its own evaluation of this issue, the Compensation Committee awarded restricted stock to executive officers of the Company during Fiscal 2002. The Compensation Committee determined the amount of restricted stock according to the executive’s position within the Company, recent performance, potential for future responsibility and promotion, and comparable awards made to individuals in similar positions within the staffing industry. The Compensation Committee will continue to evaluate the merits of awarding restricted stock. In general, it is the practice of the Company to grant stock options or restricted stock to executive officers when they join the Company. The Compensation Committee believes that these initial grants give the recipients a meaningful stake in the Company’s long-term performance, with any ultimate realization of significant value from those grants being commensurate with returns available on investments in the Company’s Common Stock. In addition to initial grants, the Compensation Committee has adopted a policy of providing additional long-term incentives to the Company’s executive officers primarily through periodic stock option grants or, as mentioned above, restricted stock. The Compensation Committee believes that these incentives are essential to the long-term success of the Company and serve as a retention and compensation tool that aligns the interests of the Company’s officers with the interests of its shareholders. In general, the restricted stock vests approximately five years for the grant date, or earlier if certain pre-established performance goals have been met. Options are exercisable in the future at the fair market value at the time of grant, so that an executive officer granted an option is rewarded only by the appreciation in price of the Company’s Common Stock. Such grants, if any, are generally determined by the Compensation Committee after the end of a fiscal year with the input and recommendation of the Company’s CEO.

Executive Officer Compensation

In November 2002, the Compensation Committee granted bonuses to certain executive officers based upon the executives’ achievement of pre-established individual MBOs and Company goals, which include the Company’s earnings per share financial performance. To ensure that the Compensation Committee achieves its goal of setting competitive compensation levels, the Compensation Committee referenced an analysis by an independent compensation consulting firm which concluded that the Company’s executive base salaries were competitive with other temporary staffing companies, and that executive bonuses were competitive on a percentage basis to the levels identified by surveys for other temporary staffing companies.

Regarding compensation to executive officers other than base salary and cash bonuses, the Compensation Committee also administers the Company’s Incentive Plan, pursuant to which the Company may grant various stock-based awards intended to compensate Company executive officers and align the interests of recipients with the interests of the Company’s shareholders. Through the year ended September 29, 2002, stock options, performance grants and restricted Common Stock have been granted under the Incentive Plan. In Fiscal 2002, the Compensation Committee awarded certain executive officers restricted stock as mentioned above.

CEO Compensation

The Compensation Committee set the performance goals, salary, bonus amount and restricted stock grant for Fiscal 2002 of the Company’s Chief Executive Officer, Greg Palmer, with reference to market standards and satisfaction of certain pre-established MBOs. For Fiscal 2002, Mr. Palmer’s annual base salary was $478,203. Mr. Palmer’s incentive compensation for Fiscal 2002 consisted of a cash bonus of $288,000 and grants totaling 150,000 shares of restricted stock (collectively, the “Incentive Compensation”). The restrictions on the Common Stock grants lapse on December 18, 2006 or earlier, if certain pre-established performance goals are met. The Compensation Committee based the Incentive Compensation on Mr. Palmer’s achievement of his MBOs. Specifically, the MBOs were based on quantitative and qualitative factors such as the Company’s actual earnings per share financial performance, the opening of certain direct offices in the finance and accounting division, the Company’s implementation of its “TopGrading” initiative to hire and retain the best talent available. As a result of the Company achieving the aforementioned performance goals, the Compensation Committee set Mr. Palmer’s Incentive Compensation as stated above.

Submitted by the Compensation Committee:

James L. Doti

Mary George (Chair)

J. Michael Hagan

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements and the reporting process. The Company’s independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee has considered whether the independent auditors provision of non-audit services to the Company is compatible with the auditor’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on SEC Form 10-K for the year ended September 29, 2002 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee:

William D. Cvengros

Robert A. Elliott

John B. Zaepfel (Chair)

INDEPENDENT AUDITOR FEES FOR FISCAL 2002

Audit Fees:    Our independent auditors during the year ended September 29, 2002 were PricewaterhouseCoopers LLP. The aggregate fees billed by PricewaterhouseCoopers LLP in connection with the audit of our financial statements for Fiscal 2002 and for the review of the financial information in our quarterly reports on Form 10-Q during Fiscal 2002 were $134,350.

Financial Information Systems Design and Implementation:    Our independent auditors performed no services relating to the operation or supervising of the Company’s information system, managing the Company’s local area network, or designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information significant to the Company’s financial statements as a whole.

All Other Fees:    The aggregate fees billed for all other services rendered to the Company by PricewaterhouseCoopers LLP during Fiscal 2002 were $185,104. These fees relate to tax and consulting services performed for the Company.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

During Fiscal 2002, Ms. George, Dr. Doti and Mr. Hagan all served as members of the Compensation Committee. No current member of the Compensation Committee is a current or former officer or employee of the Company. No executive officer of the Company served on the board of directors or compensation committee of any entity that includes one or more members of the Company’s Board.

STOCK PERFORMANCE GRAPH

The stock performance graph set forth below compares the cumulative total shareholder return on the Company’s Common Stock for the period from September 26, 1997 through September 29, 2002 with the Nasdaq Stock Market Composite Index, peer issuers in the temporary staffing industry and the Russell 2000 Index. The Company decided to compare its shareholder return with that of the Russell 2000 Index because the Company believes that the Russell 2000 Index includes companies with comparable market capitalization. The graph assumes that $100 was invested on September 26, 1997 in the Company’s Common Stock and each index and that all dividends were reinvested. No cash dividends have been declared on the Company’s Common Stock. The comparisons in the graph are required by the Commission and are not intended to forecast or be indicative of possible future performance of the Company’s Common Stock.

(a)  The Peer Group consists of the following temporary staffing companies: Modis Professional Services (formerly Accustaff), Spherion (formerly Interim Services), Kelly Services, Manpower, On Assignment, RemedyTemp, Inc., Robert Half International and Westaff (formerly Western Staff).

	9/26/97	9/25/98	10/03/99	10/01/00	9/30/01	9/29/02
RemedyTemp, Inc.	$113.29	$111.39	$71.20	$60.52	$60.76	$54.75
Nasdaq Composite Index	$137.27	$139.44	$227.82	$302.47	$123.63	$72.67
Russell 2000 Index	$133.19	$107.86	$128.43	$158.47	$124.86	$85.85
Temporary Staffing Industry Index	$132.00	$102.52	$81.10	$118.28	$78.02	$55.63

CERTAIN TRANSACTIONS

None.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, the directors and officers of the Company and persons who own more than ten percent (10%) of the Company’s equity securities are required to report their initial ownership of the Company’s equity securities and any subsequent changes in that ownership to the Commission and the Nasdaq National Market. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any late filings during the fiscal year ended September 29, 2002. To the Company’s knowledge, based solely on its review of the copies of such reports required to be furnished to the Company during the fiscal year ended September 29, 2002, all of these reports were timely filed.

SHAREHOLDER PROPOSALS

Shareholders who wish to include proposals for action at the Company’s 2004 Annual Meeting of Shareholders in next year’s proxy statement and proxy card must cause their proposals to be received in writing by the Company at its address set forth on the first page of this Proxy Statement no later than September 21, 2003. Such proposals should be addressed to the Company’s Secretary, and may be included in next year’s proxy statement if they comply with certain rules and regulations promulgated by the Commission. Additionally, the proxy solicited by the Board for the 2004 Annual Meeting of Shareholders will confer discretionary authority to vote on any shareholder proposal presented at that meeting unless the Company is provided with notice of such proposal no later than December 7, 2003.

OTHER MATTERS

The Board does not know of any other matters that are to be presented for action at the Meeting. Should any other matters come before the Meeting or any adjournments and postponements thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their judgment.

INDEPENDENT PUBLIC ACCOUNTANTS

By selection of the Board, the firm of PricewaterhouseCoopers LLP has served as the Company’s independent accountants since 1989. The Board has again selected PricewaterhouseCoopers LLP to serve as the Company’s independent accountants for the fiscal year ending September 28, 2003. One or more representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

ANNUAL REPORT ON FORM 10-K AND INCORPORATION BY REFERENCE

The Company’s 2002 Annual Report to Shareholders has been mailed to shareholders concurrently with this Proxy Statement, but such report is not incorporated herein and is not deemed to be a part of this proxy solicitation material. The Company will deliver to any shareholder, without charge, upon written request, a copy of its Annual Report on Form 10-K, including the financial statements, schedules, and list of exhibits. Requests should be sent to RemedyTemp, Inc., 101 Enterprise, Aliso Viejo, California 92656, Attention: Investor Relations.

Aliso Viejo, California
January 22, 2003

SHAREHOLDERS ARE URGED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION IS APPRECIATED.

APPENDIX A

REMEDYTEMP, INC. CHARTER
FOR THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

1.    Members.  The Audit Committee of the Board of Directors shall consist of at least three “independent” directors, including one chairperson. For the purposes hereof, the term “independent” shall mean a director who meets the National Association of Securities Dealers, Inc. (“NASD”) definition of “independence,” as determined by the Board. Members of the Audit Committee shall be appointed by the Board of Directors upon the recommendation of the Corporate Governance and Nominating Committee and may be removed by the Board of Directors in its discretion.

Each member of the Company’s Audit Committee must also be financially literate at the time of appointment, and at least one member of the Audit Committee shall be a “financial expert,” as defined in rules promulgated by the Securities and Exchange Commission (“SEC”) and the NASD.

2.    Purposes, Duties, and Responsibilities.  The purposes of the Audit Committee shall be to:

•
assist the Board of Directors in discharging its oversight responsibility relating to: (i) the accounting, reporting, and financial practices of the Company and its subsidiaries, including the integrity of the Company’s financial statements; (ii) the surveillance of administration and financial controls and the Company’s compliance with legal and regulatory requirements; (iii) the outside auditing firm’s qualifications and independence; and (iv) the performance of the Company’s internal audit function and the Company’s outside auditing firm; and

•	prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

Among its specific duties and responsibilities, the Audit Committee shall, consistent with and subject to applicable law and rules and regulations promulgated by the SEC, NASD or other regulatory authority:

(i)    Appoint, and retain or terminate, when appropriate, the outside auditing firm, which firm shall report directly to the Audit Committee. In its capacity as a committee of the Board, the Audit Committee shall be directly responsible for the appointment, compensation and oversight of the outside auditing firm, including the sole authority and responsibility to select, evaluate and if necessary replace the outside auditing firm.

(ii)    Obtain and review, at least annually, a report by the outside auditing firm describing: the outside auditing firm’s internal quality-control procedures; and any material issues raised by the most recent internal quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

(iii)    Approve in advance all audit engagement fees and terms of all audit services to be provided by the outside auditing firm, including any written engagement letters related thereto.

(iv)    Establish policies and procedures for the engagement of the outside auditing firm to provide permissible non-audit services, which shall require pre-approval by the Audit Committee of all permissible non-audit services to be provided by the outside auditing firm.

(v)    Consider, at least annually, the independence of the outside auditing firm, including whether the outside auditing firm’s performance of permissible non-audit services is compatible with the auditor’s independence; obtain and review a report by the outside auditing firm

APPENDIX A

describing any relationships between the outside auditing firm and the Company or any other relationships that may adversely affect the independence of the auditor; and present to the Board of Directors the Audit Committee’s conclusions with respect to the independence of the outside auditing firm.

(vi)    Review and discuss with the outside auditing firm: (A) the scope of the audit, the results of the annual audit examination by the auditor and any accompanying management letters, and any difficulties the auditor encountered in the course of their audit work, including any restrictions on the scope of the outside auditing firm’s activities or on access to requested information, and any significant disagreements with management; and (B) any reports of the outside auditing firm with respect to interim periods.

(vii)    Review and discuss with management and the outside auditing firm, from time to time and as appropriate, the annual audited and quarterly unaudited financial statements of the Company, including: (A) an analysis of the auditor’s judgment as to the quality of the Company’s accounting principles, setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; (B) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including the development, selection and reporting of accounting policies that may be regarded as critical; and (C) major issues regarding the Company’s accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and financial statement presentations.

(viii)    Recommend to the Board based on the review and discussion described in paragraphs (v) – (vii) above, whether the financial statements should be included in the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

(ix)    Periodically review and discuss, with the Company’s Chief Executive Officer, Chief Financial Officer, General Counsel and such others as the Audit Committee deems appropriate, including, as appropriate, the Company’s outside auditing firm, the adequacy of the Company’s internal controls (with particular emphasis on the scope and performance of the internal audit function), any significant deficiencies in internal controls and significant changes in such controls; and review and discuss with the principal internal auditor of the Company and such others as the Audit Committee deems appropriate, the scope and results of the internal audit program.

(x)    Periodically review and discuss the adequacy of the Company’s disclosure controls and procedures.

(xi)    Review and discuss generally the types of information to be disclosed and the type of presentation to be made in the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and ratings agencies.

(xii)    Review and discuss with management and the outside auditors:    (A) any material financial or non-financial arrangements of the Company which do not appear on the financial statements of the Company; and (B) any transactions or courses of dealing with parties related to the Company which transactions are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, and which

APPENDIX A

arrangements or transactions are relevant to an understanding of the Company’s financial statements.

(xiii)    Review in conjunction with the annual audited and quarterly unaudited financial statements, with the General Counsel, material pending legal proceedings involving the Company and other contingent liabilities.

(xiv)    Review and discuss the Company’s policies with respect to risk assessment and risk management.

(xv)    Establish procedures for handling complaints regarding accounting, internal accounting controls and auditing matters, including procedures for confidential, anonymous submission of legitimate concerns by employees regarding accounting and auditing matters, and for the identification of legitimate complaints identifying issues that may be material to the Company to be brought to the attention of the Audit Committee.

(xvi)    Establish policies for the hiring of employees and former employees of the outside auditing firm.

(xvii)    Evaluate annually the performance of the Audit Committee and the adequacy of the Audit Committee charter.

3.    Outside Advisors.  The Audit Committee shall have the authority to retain such outside counsel, accountants, experts and other advisors as it determines appropriate to assist the Audit Committee in the performance of its functions. The Audit Committee shall have sole authority to approve related fees and retention terms.

4.    Meetings.  The Audit Committee will meet as often as may be deemed necessary or appropriate in its judgment, either in person or telephonically, and at such times and places as the Audit Committee shall determine. The Audit Committee shall meet separately in executive session, with management, the principal internal auditor of the Company and the outside auditing firm. The Audit Committee shall report regularly to the full Board of Directors with respect to its meetings. A majority of the members of the Audit Committee present in person or by telephone shall constitute a quorum.

5.    Investigations.  The Audit Committee shall have the authority to conduct or authorize investigations into any matters within its scope of responsibilities and shall have the authority to retain outside advisors to assist it in the conduct of any investigation.

1998 REMEDYTEMP, INC.

DEFERRED COMPENSATION AND STOCK OWNERSHIP PLAN
FOR OUTSIDE DIRECTORS

(Effective As of March 16, 1998)

TABLE OF CONTENTS

1998 REMEDYTEMP, INC.

DEFERRED COMPENSATION AND STOCK OWNERSHIP PLAN
FOR OUTSIDE DIRECTORS

(EFFECTIVE AS OF MARCH 16, 1998)

APPENDIX B

1998 REMEDYTEMP, INC.

DEFERRED COMPENSATION AND STOCK OWNERSHIP PLAN
FOR OUTSIDE DIRECTORS
(Effective As of March 16, 1998)

Article 1.    Establishment and Purpose.

1.1    Establishment.  RemedyTemp, Inc., a California corporation (the “Company”), hereby establishes, effective as of March 16, 1998 (the “Effective Date”), a director pay and deferred compensation plan, which shall be known as the “1998 RemedyTemp, Inc. Deferred Compensation and Stock Ownership Plan for Outside Directors (the “Plan”), for present and future members of the board of directors of the Company (the “Board”) who are not employees or officers of the Company.

1.2    Purpose.    The purposes of the Plan are (i) to provide members of the Board who are not employees or officers of the Company with the opportunity to receive all of their Retainer Fees (as defined below) in the form of the Company’s Class A Common Stock, par value $.01 per share (“Stock”) on a deferral basis, subject to the terms of the Plan and (ii) to advance the interests of the Company and its shareholders by increasing the Stock ownership of the Company’s non-employee directors thereby aligning their interests more closely with the interests of the Company’s other shareholders. By adopting the Plan, the Company desires to enhance its ability to attract and retain members of the Board (“Directors”) of outstanding competence.

Article 2.    Administration.

2.1    Authority of the Board.  The Plan shall be administered by the full Board, and to the extent permissible under Section 16 of the Securities Exchange Act of 1934, as amended, the Board may delegate ministerial duties to the Chief Human Resources Officer or any other executive or executives of the Company. The Board shall have the power to construe the Plan, to resolve all questions arising under the Plan, to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable, and otherwise to carry out the terms of the Plan. Neither the Board nor any officer or employee thereof shall be liable for any action or determination taken or made under the Plan in good faith. Notwithstanding the foregoing, the Board shall have no authority or discretion as to the persons who will receive Stock granted pursuant to the Plan, the number of shares of Stock to be issued under the Plan, the time at which such grants are made, the number of shares of Stock to be granted at any particular time, or any other matters that are specifically governed by the provisions of the Plan.

2.2    Decisions Binding.  The determinations, interpretations, and other actions of the Board of or under the Plan or with respect to any Stock granted pursuant to the Plan shall be final and binding for all purposes and on all persons.

2.3    Arbitration.  Any individual making a claim for benefits under this Plan may contest the Board’s decision to deny such claim or appeal therefrom only by submitting the matter to binding arbitration before a single arbitrator. Any arbitration shall be held in Orange County, California, unless otherwise agreed to by the Board. The arbitration shall be conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association.

The arbitrator’s authority shall be limited to the affirmation or reversal of the Board’s denial of the claim or appeal, and the arbitrator shall have no power to alter, add to, or subtract from any provision of this Plan. Each party shall bear its own attorney’s fees and costs of arbitration. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

APPENDIX B

2.4    Indemnification.  Each person who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a defendant, or in which he or she may be a party by reason of any act or omission by such Board member in his or her capacity as an administrator of the Plan, and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights or indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 3.    Participation in the Plan.

Directors of the Company who are not employees or officers of the Company or any subsidiary of the Company (“Eligible Directors”) shall participate in the Plan. Each Eligible Director shall, if required by the Company, enter into an agreement with the Company in such form as the Company shall determine consistent with the provisions of the Plan for purposes of implementing the Plan or effecting its purposes. In the event of any inconsistency between the provisions of the Plan and any such agreement, the provisions of the Plan shall govern. In the event an Eligible Director no longer meets the requirements for participation in the Plan, such Eligible Director shall become an inactive Eligible Director, retaining all the rights described under the Plan in Stock, until such time that the Eligible Director again becomes an active Eligible Director.

Article 4.    Stock Subject to the Plan.

4.1    Number of Shares.  The shares that may be issued under the Plan shall be authorized and unissued shares of the Company’s Stock. The maximum aggregate number of shares that may be issued under the Plan shall be seventy-five thousand (75,000), subject to adjustment upon changes in capitalization of the Company as provided in Article 4.2. The maximum aggregate number of shares issuable under the Plan may be increased from time to time by approval of the Board, and by the shareholders of the Company if shareholder approval is required pursuant to the applicable rules of any stock exchange, or, in the opinion of the Company’s counsel, any other law or regulation binding upon the Company.

4.2    Adjustments.  If the Company shall at any time increase or decrease the number of its issued and outstanding shares of Stock (whether by reason of reorganization, merger, consolidation, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure, or otherwise), then the number of shares of Stock still available for issue hereunder shall be increased or decreased appropriately and proportionately.

Article 5.    Retainer Fees in the Form of Stock.

5.1    Payment in Stock.  Subject to deferral pursuant to Article 6, all Eligible Directors shall receive Stock in lieu of his or her annual cash retainer fees (annual amount and pro-rata portions thereof for partial years of directorship are set by the Board) paid to such Directors for serving as a member of the Board (“Retainer Fees”) so long as this Plan is in effect, to the extent and subject to the terms and conditions set forth in this Article 5. All other fees received by Eligible Directors from the Company, including his or her fees normally paid to a Director on a per meeting basis for attending a meeting of the Board or a committee thereof (“Meeting Fees”) shall be paid in cash and are not subject to the terms of this Plan.

5.2    Stock Payment Procedures.

5.2.1    Timing.  Stock issuable to the Eligible Directors shall be issued no later than ten (10) business days following the annual meeting of the shareholders of the Company (“Annual Meeting”) beginning with the first Annual Meeting following the Effective Date, provided that the director remained an Eligible Director. Thereafter, stock issuable to the Eligible Directors shall be issued no later than ten (10) business days following each subsequent Annual Meeting, provided that the director remained an Eligible Director (the “Issue Date”).

5.2.2    Amount.  For the year in which the Plan is implemented (the “First Year”), the number of shares of Stock issuable to those persons that are Eligible Directors on the Effective Date shall be determined by dividing the Retainer Fee amount (pro-rated if applicable and less the portion of such Retainer Fee that has previously been paid in cash to such Eligible Directors as of the Effective Date) by the Fair Market Value (defined below) of the Stock on the Effective Date. For all persons becoming Eligible Directors after the Effective Date during the First Year, the number of

APPENDIX B

shares of Stock issuable to such persons shall be determined by dividing the amount of the Retainer Fee (pro-rated if applicable) by the Fair Market Value of the Stock on the date that such persons become an Eligible Director. After the First Year, the number of shares of Stock issuable to those persons that are Eligible Directors shall be determined by dividing the Retainer Fee amount by the Fair Market Value of the Stock on the date the Eligible Director is elected, re-elected or appointed.

5.2.3    Fractional Shares.  No fractional shares shall be issued under the Plan. The portion of Retainer Fees that would be paid in Stock in any year but for the proscription on fractional shares shall be paid in cash to the Eligible Director (without interest) on the Issue Date.

5.2.4    Fair Market Value.  For the purposes of the Plan, the “Fair Market Value” of the Stock as of any issuance or deferral date shall be the mean between the highest and lowest sales price of the Stock on the New York Stock Exchange (or another national stock exchange or the NASDAQ National Market System, if the Stock trades thereon but not on the NYSE) as of such date (or, if no such shares were traded on such date, as of the next preceding day on which there was such a trade, provided that the closing price on such preceding date is not less than 100% of the fair market value of the Stock, as determined in good faith by the Company, on the date of issuance). If at any time the Stock is no longer traded on a national stock exchange or the NASDAQ National Market System, the Fair Market Value of the Stock as of any issuance date shall be as determined by the Company in good faith in the exercise of its reasonable discretion.

5.3    Rights of the Eligible Director.  Except for the terms and conditions set forth in this Plan and that certain Trust Agreement of even date herewith entered into by and among the Company and the Trustees with respect to the Plan, an Eligible Director paid Stock in lieu of all of the Retainer Fees in cash shall have all of the rights of a holder of the Stock, including the right to receive dividends paid on such Stock and the right to vote the Stock at meetings of shareholders of the Company. Upon delivery, such Stock will be nonforfeitable.

Article 6.    Deferral.

6.1    Deferral of Retainer Fees.  The receipt of all Stock in lieu of cash Retainer Fees payable during any year shall be automatically deferred. Such deferral shall automatically remain in effect for all periods the Eligible Director remains a Director.

6.2    Payment Form of Deferred Stock.  Subject to Article 6.3, Eligible Directors shall be entitled to elect to receive distribution of all the deferred Stock at the end of the deferral period in a single lump distribution of Stock or by means of installments. All deferred Stock shall be paid in the same form. If no election is made, the Eligible Director will be paid in a single lump distribution of Stock as provided in Article 6.2.1. For all Eligible Directors as of the Effective Date, elections to receive the Stock in annual installments rather than in one lump distribution, shall be made by completing a “Deferral Distribution Election Form” within thirty (30) calendar days after the Effective Date. Otherwise, those persons becoming Eligible Directors after the Effective Date, shall complete a Deferral Distribution Election Form not later than thirty (30) calendar days upon becoming as Eligible Director under the Plan.

6.2.1    One Lump Distribution.  Unless otherwise noted on a Deferral Distribution Election Form, all deferred shares of Stock shall be distributed in a single transaction made to the Eligible Director in January following the year in which he or she ceases to serve as a Director for any reason.

6.2.2    Installment Distributions.  Eligible Directors may elect to receive the distribution of the deferred Stock in annual installments, with a minimum number of installments of two (2), and a maximum number of installments of ten (10) by completing a Deferral Distribution Election Form as provided in Article 6.2. The initial distribution shall be made in January following the year in which he or she ceases to serve as a Director for any reason. The remaining installment distributions shall be made in January of each year thereafter until the Eligible Director’s entire deferred account has been distributed in full. The amount of each installment distribution shall be equal to the balance remaining in the Eligible Director’s deferred account immediately prior to each such payment, multiplied by a fraction, the numerator of which is one (1), and the denominator of which is the number of installment payments remaining. Subject to the following rules, Eligible Directors shall be permitted to change the form of elected deferral distribution pursuant to this Article 6 from a single distribution to installment distributions (“Permitted Change”), but not form installment distribution to a single distribution. A Permitted Change shall be made by filing a revised election form on an Deferral Distribution Election Form as described in Article 6.2 herein, specifying the new form of distribution provided that:

(1)
An election to change the form of distribution must be made no later than December 31 at least one (1) full year prior to the distribution commencement date as described in Article 6.2 herein. If a new election is submitted after this date, the election shall be null and void, and the form of distribution shall be determined under the Eligible Director’s original election; and

(2)	No further election to change a form of distribution shall be permitted with respect to Stock already subject to a revised election submitted pursuant to this Article 6.

APPENDIX B

Notwithstanding anything to the contrary herein, the Board may elect at any time, in its sole and absolute discretion, to make distribution of the deferred Stock to the Eligible Director in a single lump distribution, notwithstanding the Eligible Director’s election to receive such Stock in the form of installments.

6.3    Financial Hardship.  The Board shall have the authority to alter the timing or manner of payment of deferred amounts in the event that the Eligible Director establishes, to the satisfaction of the Board, severe financial hardship. In such event, the Board may, in its sole discretion:

(a)	Authorize the cessation of deferrals by such Eligible Director under the Plan; or

(b)	Provide that all, or a portion, of the shares of Stock deferred shall immediately be paid in a lump sum cash payment.

For purposes of this Article 6.3 “severe financial hardship” shall mean any financial hardship resulting from extraordinary and unforseeable circumstances arising as a result of one or more recent events beyond the control of the Eligible Director. In any event, payment may not be made to the extent such emergency is or may be relieved: (i) through reimbursement or compensation by insurance or otherwise; (ii) by liquidation of the Eligible Director’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or (iii) by cessation of deferrals under the Plan. Withdrawals of amounts because of a severe financial hardship may only be permitted to the extent reasonably necessary to satisfy the hardship, plus to pay taxes on the withdrawal. Examples of what are not considered to be severe financial hardships include the need to send an Eligible Director’s child to college or the desire to purchase a home. The Eligible Director’s account will be credited with earnings in accordance with the Plan up to the date of distribution. The severity of the financial hardship shall be judged by the Board. The Board’s decision with respect to the severity of financial hardship and the manner in which, if at all, the Eligible Director’s future deferral opportunities shall be ceased, and/or the manner in which, if at all, the payment of deferred amounts to the Eligible Director shall be altered or modified, shall be final, conclusive, and not subject to appeal.

6.4    Plan Shares.  All shares of Stock issued or issuable under the Plan shall be deducted from the shares available under the Plan at the time first issued and deferred, provided that shares deferred and not ultimately issued and delivered to the Eligible Director shall be returned to the pool of available shares under the Plan.

Article 7.    Deferred Compensation Accounts.

7.1    Eligible Directors’ Accounts.  The Company shall establish and maintain an individual bookkeeping account for the deferrals of each Eligible Director under Article 6 herein. Each account shall be credited as of the date the amount deferred otherwise would have become due and payable to the Eligible Director and as provided in Article 7.2. Each Eligible Director’s account shall be one hundred percent (100%) vested at all times.

7.2    Dividends on Deferred Stock.  Any dividends paid on the deferred Stock, if any, shall be paid to the Eligible Director in Stock (without interest) not later than ten (10) days after the date such dividend payment on the Stock was made.

7.3    Charges Against Accounts.  There shall be charged against each Eligible Director’s deferred account any distributions made to the Eligible Director or to his or her beneficiary.

7.4    Designation of Beneficiary.  Each Eligible Director shall designate a beneficiary or beneficiaries who, upon the Eligible Director’s death, will receive the deferred Stock that otherwise would have been paid to the Eligible Director under the Plan. All designations shall be signed by the Eligible Director, and shall be in such form as prescribed by the Board. Each designation shall be effective as of the date delivered to the Chief Human Resources Officer of the Company prior to the Eligible Director’s death. In the event that all the beneficiaries named by an Eligible Director pursuant to this Article 7.4 predecease the Eligible Director, the deferred Stock that would have been paid to the Eligible Director or the Eligible Director’s beneficiaries shall be paid to the Eligible Director’s estate. In the event an Eligible Director does not designate a beneficiary, or for any reason such designation is ineffective, in whole or in part, the Stock that otherwise would have been paid to the Eligible Director or the Eligible Director’s beneficiaries under the Plan shall be paid to the Eligible Director’s estate.

Article 8.    Rights of Participants.

8.1    Contractual Obligation.  The Plan shall create a contractual obligation on the part of the Company to make payments from the Eligible Directors’ accounts when due. Payment of account balances shall be made out of the general funds of the Company.

APPENDIX B

8.2    Unsecured Interest.  No Eligible Director or party claiming an interest in deferred amounts of an Eligible Director shall have any interest whatsoever in any specific asset of the Company. To the extent that any party acquires a right to receive payments under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company. The Company shall have no duty to set aside or invest any amounts credited to Eligible Directors’ account under the Plan. Nothing in this Plan shall create a trust of any kind or a fiduciary relationship between the Company and any Eligible Director. Nevertheless, the Company may establish one or more trusts, with such trustee as the Board may approve, for the purpose of providing for the payment of deferred amounts and earnings thereon. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company’s general creditors in the event of the Company’s bankruptcy or insolvency. To the extent any deferred amounts and earnings thereon under the Plan are actually paid from any such trust, the Company shall have no further obligation with respect thereto, but to the extent not so paid, such deferred amounts and earnings thereon shall remain the obligation of, and shall be paid by, the Company.

8.3    No Guarantee of Principal or Earnings.  Nothing contained in the Plan shall constitute a guarantee by the Company or any other person or entity that the amounts deferred hereunder will increase or shall not decrease in value due to the investment of such amounts in Stock. The Stock may be a volatile investment and decreases in the value thereof may result in a loss of some or all of the principal amounts deferred hereunder. Thus, it is possible for the value of an Eligible Director’s account to decrease as a result of its investment in Stock, if the value of the Stock decreases.

Article 9. Securities Laws.

9.1    Investment Representations.  The Company may require any Eligible Director to whom an issuance of securities is made, or a deferred delivery obligation is undertaken, as a condition of receiving securities pursuant to such issuance or obligation, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the securities for his/her own account for investment and not with any present intention of selling or otherwise distributing the same in violation of applicable securities laws, and to such other effects as the Company deems necessary or appropriate to comply with Federal and applicable state securities laws.

9.2    Listing, Registration, and Qualification.  Anything to the contrary herein notwithstanding, each issuance of securities shall be subject to the requirement that, if at any time the Company or its counsel shall determine that the listing, registration, or qualification of the securities subject to such issuance upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary or advisable as a condition of, or in connection with, such issuance of securities, such issuance shall not occur in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained on conditions acceptable to the Company. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration, or qualification.

9.3    Restrictions on Transfer.  The securities issued under the Plan shall be restricted by the Company as to transfer unless the grants are made under a registration statement that is effective under the Securities Act of 1933, as amended, or unless the Company receives an opinion of counsel satisfactory to the Company to the effect that registration under state or federal securities laws is not required with respect to such transfer.

Article 10.    Withholding Taxes.

Whenever shares of Stock are to be issued under the Plan, the Company shall have the right prior to the delivery of any certificate or certificates for such shares to require the recipient to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements attributable to the issuance. In the absence of payment by a grantee to the Company of an amount sufficient to satisfy such withholding taxes, or an alternative arrangement with the grantee that is satisfactory to the Company, the Company may make such provisions as it deems appropriate for the withholding of any such taxes which the Company determines it is required to withhold.

Article 11.    Amendment and Termination of the Plan.

The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time-to-time in any respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendment shall be effective without approval of the shareholders of the Company if shareholder approval of the amendment is then required pursuant to the applicable rules of any securities exchange, or, in the opinion of the Company’s counsel, any other law or regulation binding on the Company.

APPENDIX B

Article 12.    Effective Date and Duration of the Plan.

The Plan shall become effective at the time that it is approved by the Board. The Plan shall terminate at 11:59 p.m. on December 31, 2008, unless sooner terminated or extended by action of the Board. Elections may be made under the Plan prior to its effectiveness, but no issuances under the Plan shall be made before its effectiveness or after its termination.

Article 13.    Miscellaneous.

13.1    Notice.  Unless otherwise prescribed by the Board, any notice or filing required or permitted to be given to the Company under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail to the Chief Human Resources Officer of the Company. Notice to the Chief Human Resources Officer of the Company, if mailed, shall be addressed to the principal executive offices of the Company. Notice mailed to an Eligible Director shall be at such address as is given in the records of the Company. Notices shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

13.2    No Shareholder Rights Conferred.  Nothing contained in the Plan or any agreement hereunder will confer upon any director any rights of a shareholder of the Company unless and until shares of Stock are issued to such Eligible Director upon the payment of Stock.

13.3    No Right to Stock.  Nothing in the Plan shall be construed to give any Director of the Company any right to a grant of Stock under the Plan unless all conditions described within the Plan are met as determined in the sole discretion of the Board.

13.4    Granted Shares Have Same Status as Issued Shares.  Any shares of Stock of the Company issued as a stock dividend, or as a result of stock splits, combinations, exchanges of shares, reorganizations, mergers, consolidations or otherwise with respect to shares of Stock granted pursuant to the Plan shall have the same status and be subject to the same restrictions as the shares granted.

13.5    Successors.  All obligations of the Company under the Plan shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

13.6    Costs of the Plan.  All costs of implementing and administering the Plan shall be borne by the Company.

13.7    Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

13.8    Applicable Law.  The Plan and all rights and obligations under the Plan shall be construed in accordance with and governed by the laws of the State of California, excluding its conflicts of laws principles.

13.9    Nontransferability.  Eligible Director’s rights to deferred amounts, contributions, and earnings accrued thereon under the Plan may not be sold, transferred, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, nor shall the company make any payment under the Plan to any assignee or creditor of an Eligible Director or other person based upon community or other marital rights except in accordance with the terms of the Plan.

REVOCABLE PROXY
REMEDYTEMP, INC.
101 Enterprise
Aliso Viejo, California 92656
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersign hereby, revoking any proxy previously given, appoints Greg D. Palmer and Cosmas N. Lykos, or either of them, each with full power of substitution, as the lawful proxies of the undersigned and hereby authorizes such persons to represent and to vote as designated on this proxy all shares of Class A Common Stock of RemedyTemp, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of RemedyTemp to be held on February 27, 2003 (2003 Annual Meeting) and at any adjournments or postponements thereof. The matters referred to on this proxy are described in the Proxy Statement for RemedyTemp’s Annual Meeting of Shareholders dated February 27, 2003, which is being delivered herewith.

The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the 2003 Annual Meeting.

Please sign, date and promptly return this proxy card using the enclosed reply envelope. Whether or not you plan to attend the 2003 Annual Meeting, you are urged to execute, date and return this proxy, which may be revoked at any time prior to its use.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

☒	Please mark your votes as in this example

The Board of Directors recommends a vote FOR the following proposals:

		FOR all nominees listed below (except as indicated to the contrary below)	WITHHOLD AUTHORITY to vote for all Nominees listed below					FOR	AGAINST	ABSTAIN
1.	Election of Directors.	☐	☐	Nominees:	William D. Cvengros; James L. Doti; Robert A. Elliott; Mary George; J. Michael Hagan; Robert E. McDonough, Sr.; Paul W. Mikos; Greg D. Palmer and John B. Zaepfel	2.	Approval of an amendment to the Company’s Non-Employee Director Plan to authorize issuance of an additional 50,000 shares of Common Stock under such plan.	☐	☐	☐
INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name below.						3.	In his discretion, the proxies are authorized to vote upon such other matters and to transact such other business as may properly come before the 2003 Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED ABOVE FOR DIRECTOR.

Signature (Shareholder)                                                       (Signature, if held jointly)                                                                           Date:                     , 2003
Please sign your name exactly as it appears hereon. When shares are held by joint tenants, both should sign. If you receive more than one proxy card, please sign, date and return all cards received. When signing as attorney, executor, administrator, trustee or guardian, please sign as such and give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.